Exhibit 10.17

August 1, 2008

Michael Lambert, Inc.
121 Interpartk Blvd.
San Antonio, TX 78216

Re:           Sub-Lease

Dear Michael Lambert, Inc.:

This will confirm that, notwithstanding anything contained therein to the contrary, the Sublease dated January 1, 2008 is hereby modified to provide for a total rent for the remainder of the term, pursuant to Para. 3 of said sublease, to be an amount equal to $0.00 (zero dollars) per month.

Sincerely,
KBK To The Trade, Inc.

/s/ Robert Kremer
Robert Kremer
President

Accepted & Agreed:

MICHAEL LAMBERT, INC.

Carey G. Birmingham
Chief Financial Officer